Exhibit 4.1

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 14, 2011, among Otelco Inc., a Delaware corporation (the “Company”), Shoreham Telephone LLC, a Delaware limited liability company and a direct subsidiary of the Company (the “New Guarantor”), each other subsidiary of the Company listed on the signature pages hereto (the “Existing Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of December 21, 2004, providing for the issuance of an unlimited aggregate principal amount of 13% senior subordinated notes due 2019 of the Company (the “Notes”), as supplemented by the First Supplemental Indenture, dated as of July 3, 2006 (the “First Supplemental Indenture”), providing for the guarantee of the Company’s obligations under the Indenture by certain additional Guarantors, the Second Supplemental Indenture, dated as of July 5, 2007 (the “Second Supplemental Indenture”), providing for the issuance of additional Notes, the Third Supplemental Indenture, dated as of October 31, 2008 (the “Third Supplemental Indenture”), providing for the guarantee of the Company’s obligations under the Indenture by certain additional Guarantors, the Fourth Supplemental Indenture, dated as of June 8, 2010 (the “Fourth Supplemental Indenture”), providing for the issuance of additional Notes, and the Fifth Supplemental Indenture, dated as of October 1, 2011 (the “Fifth Supplemental Indenture”), providing for the guarantee of the Company’s obligations under the Indenture by a certain additional Guarantor;

WHEREAS, $107,660,530 in aggregate principal amount of the Notes have been issued and are outstanding under the Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture;

WHEREAS, Section 4.12 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.  Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture, as supplemented hereby and by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, and the Notes.

2.  Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby and by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.      Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, AS SUPPLEMENTED HEREBY AND BY THE FIRST SUPPLEMENTAL INDENTURE, THE SECOND SUPPLEMENTAL INDENTURE, THE THIRD SUPPLEMENTAL INDENTURE, THE FOURTH SUPPLEMENTAL INDENTURE AND THE FIFTH SUPPLEMENTAL INDENTURE, OR THE NOTES.

4.  Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5.  Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

7.  Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

OTELCO INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

SHOREHAM TELEPHONE LLC
(As New Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BLOUNTSVILLE TELEPHONE COMPANY, INC.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BRINDLEE MOUNTAIN TELEPHONE
COMPANY
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

[Signature Pages to Sixth Supplemental Indenture]

COMMUNICATIONS DESIGN ACQUISITION
CORPORATION
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

CRC COMMUNICATIONS OF MAINE, INC.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

HOPPER TELECOMMUNICATIONS
COMPANY, INC.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

IMAGINATION, INC.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

MID-MAINE TELPLUS
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

[Signature Pages to Sixth Supplemental Indenture]

MID-MISSOURI HOLDING CORP.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

MID-MISSOURI TELEPHONE COMPANY
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

OTELCO TELECOMMUNICATIONS LLC
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

OTELCO TELEPHONE LLC
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

SACO RIVER TELEGRAPH AND TELEPHONE
COMPANY
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

[Signature Pages to Sixth Supplemental Indenture]

THE GRANBY TELEPHONE & TELEGRAPH
CO. OF MASS.
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

THE PINE TREE TELEPHONE AND
TELEGRAPH COMPANY
(As Existing Guarantor)

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, AS TRUSTEE

By:	/s/ Martin Reed
Name: Martin Reed
Title: Vice President

[Signature Pages to Sixth Supplemental Indenture]